Exhibit 99.1


[GRAPHIC OMITTED]

      Medis Technologies Announces 24-7 Fuel Cell Power Pack to Be Offered
                 in Select Best Buy and Best Buy Mobile Stores


NEW YORK--(BUSINESS WIRE)-- Medis Technologies Ltd. (NASDAQ:MDTL) announced today that its 24-7 Fuel Cell Power Pack will be offered in select Best Buy and Best Buy Mobile stores beginning this month. The 24-7 Power Pack is a portable power system based on Medis' Direct Liquid Fuel Cell Technology. It is designed to keep handheld devices operational while on the go.

The Medis 24/7 offers consumers a green alternative energy source capable of charging an array of devices including mobile phones, smart phones, GPS devices, MP3 players and other handheld electronic products.

Xentris Wireless will carry out the distribution functions, including handling orders, providing packaging, product shipping and other logistic services for the program.

"We are pleased at this opportunity to introduce our innovative Fuel Cell Power Pack products in selected Best Buy and Best Buy Mobile stores to their extensive customer base," said Robert K. Lifton, Chairman & CEO of Medis Technologies. "We believe that working with Xentris Wireless will add the requisite logistical capabilities to effectively implement this program."

"Xentris Wireless is committed to offering its customers unique and innovative products," said Chris Martinez, Vice President of Sales and Marketing for Xentris Wireless. "Consumers are looking for alternative energy products and we believe the Medis 24-7 Fuel Cell Power Pack is just the type of product consumers want."

About Medis Technologies Ltd.

Medis Technologies' primary focus is on its fuel cell technology. Its business strategy is to sell its products to end users through branded OEM partnerships, retail outlets, service providers and to the military and other markets. Medis' majority-owned and publicly traded subsidiary, Cell Kinetics Ltd., is engaged in the development and commercialization of the CKChip, a unique cell carrier platform intended for simultaneous fluoroscopic monitoring and analysis of thousands of individual living cells over time.

About Xentris Wireless

Xentris Wireless is a leading manufacturer and distributor of wireless accessories with a commitment to providing unique, innovative, and progressive solutions that meet the growing needs of the wireless industry. Xentris provides custom marketing, distribution, and logistics solutions for major markets including eCommerce, wireless carriers, mass-market retailers, and indirect channels.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called "forward looking statements" by words such as "may," "will," "should," "expects," plans," "targets," "believes," "anticipates," "estimates," "predicts," "potential," or "continue" or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

This press release is available on Medis' web site at www.medistechnologies.com.


Contacts

Medis Technologies Ltd.
Robert K. Lifton, 212-935-8484
Chairman & CEO
or
INVESTOR RELATIONS COUNSEL:
The Equity Group Inc.
Adam Prior, 212-836-9606


Source: Medis Technologies Ltd.


View this news release online at:
http://www.businesswire.com/news/home/20080805005882/en